Filed Pursuant to Rule 424(b)(3)
Registration No. 333-92140-21

SUPPLEMENT
To Prospectus Supplement dated February 6, 2003

$212,405,000 (Approximate)
STRUCTURED ASSET SECURITIES CORPORATION
Mortgage Pass-Through Certificates, Series 2003-BC1

Structured Asset Securities Corporation
Depositor

Aurora Loan Services Inc.
 Master Servicer

On February 10, 2003, the Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2003-BC1 (the “Certificates”) were issued in an original aggregate principal amount of approximately $212,405,000.  Each Certificate represented an undivided interest in the Trust Fund created pursuant to a Trust Agreement dated as of January 1, 2003, by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc., as Master Servicer, and JPMorgan Chase Bank, as Trustee.  This Supplement to the above-referenced Prospectus Supplement (the “Prospectus Supplement”) supplements and updates certain of the information with respect to the mortgage loans.  Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

The information contained in the attached monthly report to Certificateholders is to be read as part of the Prospectus Supplement.

The Date of this Supplement is November 16, 2004.

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2003-BC1
				Statement to Certificateholders
				October 25 2004
		************************************REVISED*************************************
DISTRIBUTION IN DOLLARS
CLASS	ORIGINAL FACE VALUE	PRIOR PRINCIPAL BALANCE	PRINCIPAL	INTEREST	TOTAL	REALIZED LOSES	DEFERRED INTEREST	CURRENT PRINCIPAL BALANCE
A	163,345,000.00	54,792,966.27	2,687,022.74	99,723.20	2,786,745.94	0.00	0.00	52,105,943.53
M1	16,168,000.00	16,168,000.00	0.00	35,713.32	35,713.32	0.00	0.00	16,168,000.00
M2	15,610,000.00	15,610,000.00	0.00	49,657.14	49,657.14	0.00	0.00	15,610,000.00
B1	12,822,000.00	12,822,000.00	0.00	58,240.37	58,240.37	0.00	0.00	12,822,000.00
B2	4,460,000.00	4,460,000.00	0.00	33,450.00	33,450.00	0.00	0.00	4,460,000.00
R	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
P	100.00	100.00	0.00	0.00	0.00	0.00	0.00	100.00
D	5,876,287.00	3,347,070.10	54,269.49	0.00	54,269.49	0.00	0.00	3,292,800.61
X	10,592,807.07	10,592,807.07	0.00	0.00	0.00	0.00	0.00	10,592,807.07
TOTALS	228,874,194.07	117,792,943.44	2,741,292.23	276,784.03	3,018,076.26	0.00	0.00	115,051,651.21

FACTOR INFORMATION PER $1000 OF ORIGINAL FACE									PASS-THROUGH RATES CURRENT PASS THRU RATE
CLASS	CUSIP	PRIOR PRINCIPAL FACTOR	PRINCIPAL	INTEREST	TOTAL	CURRENT PRINCIPAL FACTOR		CLASS
A	86359ALZ4	335.44318020	16.44998463	0.61050660	17.06049123	318.99319557		A	2.340000%
M1	86359AMA8	1,000.00000000	0.00000000	2.20888916	2.20888916	1,000.00000000		M1	2.840000%
M2	86359AMB6	1,000.00000000	0.00000000	3.18111083	3.18111083	1,000.00000000		M2	4.090000%
B1	86359AMC4	1,000.00000000	0.00000000	4.54222196	4.54222196	1,000.00000000		B1	5.840000%
B2	86359AMD2	1,000.00000000	0.00000000	7.50000000	7.50000000	1,000.00000000		B2	9.000000%
P	N/A	1,000.00000000	0.00000000	0.00000000	0.00000000	1,000.00000000		P	0.000000%
D	N/A	569.58928316	9.23533687	0.00000000	9.23533687	560.35394629		D	0.000000%
X	N/A	1,000.00000000	0.00000000	0.00000000	0.00000000	1,000.00000000		X	0.000000%
TOTALS		514.66240621	11.97728840	1.20932826	13.18661666	502.68511781

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2003-BC1
Statement to Certificateholders
October 25 2004
************************************REVISED*************************************
DISTRIBUTION IN DOLLARS
CLASS	ORIGINAL FACE VALUE	PRIOR PRINCIPAL BALANCE	PRINCIPAL	INTEREST	TOTAL	REALIZED LOSES	DEFERRED INTEREST	CURRENT PRINCIPAL BALANCE

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

Diane E Wallace

JPMorgan Chase Bank  - Structured Finance Services

4 New York Plaza, 6th Floor,

New York, New York 10004

Tel: (212) 623-4470

Fax: (212) 623-5858

Email: diane.e.wallace@chase.com

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2003-BC1
	October 25 2004
	************************************REVISED*************************************
	STATEMENT TO CERTIFICATEHOLDERS

Total Beginning Number of Loans		1,265
Beginning Collateral Balance		114,445,873.34
Scheduled Interest		1,037,024.49
Interest Adjustment Amount from Prior Distributions		-183,627.72
Scheduled Principal		79,142.94
Liquidation Proceeds		0.00
Insurance Proceeds		0.00
Repurchased Principal		0.00
Unscheduled Principal (Payoffs and Curtailments)		2,088,973.65
Current Losses		557,163.28
Ending Collateral Balance		111,719,423.95
Total Ending Number of Loans		1,232

Weighted Average Mortgage Rate for All Loans		10.87%
Weighted Average Net Mortgage Rate for All Loans		12.29%

Weighted Average Term to Maturity		291.00

OverCollateralization Amount		10,553,480.42
Targeted OverCollateralization Amount		10,592,907.07
OverCollateralization Deficiency Amount		39,426.65
OverCollateralization Release Amount		0.00
Monthly Excess Interest		517,736.63
Monthly Excess Cash Flow Amount		517,736.63
Extra Principal Distribution Amount		517,736.63

Servicing Compensation		47,685.78

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2003-BC1
	October 25 2004
	************************************REVISED*************************************
Credit Risk Manager Fee		1,430.57
Trustee Fee		953.72

Current Advances Required		0.00
Current Advances Actually Made		0.00
Current Advances Shortfall		0.00
Cummulative Advances		0.00

REO Interest Not Advanced		8,806.04
REO Principal Not Advanced		1,169.52
Servicer Fee Reimbursement		0.00

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2003-BC1
		October 25 2004
	************************************REVISED*************************************
Loans Delinquent
	Group 1
	Category	Number	Principal Balance

	1 Month	146	13,210,441.83
	2 Month	71	5,838,623.63
	3 Month	109	10,716,576.52
	Total	326	29,765,641.98
	Group Totals
	Category	Number	Principal Balance

	1 Month	146	13,210,441.83
	2 Month	71	5,838,623.63
	3 Month	109	10,716,576.52
	Total	326	29,765,641.98

Loans in Foreclosures
		Loans in Foreclosure
	Group 1
	Number	Principal Balance	Percentage

	108	10,373,365.38	9.29%
	Group Totals
	Number	Principal Balance	Percentage

	108	10,373,365.38	9.29%

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2003-BC1
		October 25 2004
	************************************REVISED*************************************

Loans in Bankruptcy
		Loans in Bankruptcy

	Group 1
	Number	Principal Balance	Percentage

	144	14,083,797.37	12.61%
	Group Totals
	Number	Principal Balance	Percentage

	144	14,083,797.37	12.61%

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2003-BC1
		October 25 2004
	************************************REVISED*************************************
Loans in REO
	Group 1
	Number	Principal Balance	Percentage

	78	6,909,320.28	6.18%
	Group Totals
	Number	Principal Balance	Percentage

	78	6,909,320.28	6.18%

Prepayment Penalties				0.00

Deferred Interest				54,269.49

Realized Losses
Current Realized Losses				557,163.28
Cummulative Realized Losses				4,904,714.30

Class M1 Unpaid Realized Loss Amount				0.00
Class M2 Unpaid Realized Loss Amount				0.00
Class B1 Unpaid Realized Loss Amount				0.00
Class B2 Unpaid Realized Loss Amount				0.00

Substitution Loan Amount				0.00

Outstanding Interest Shortfall
Class A Outstanding Interest Shortfall				0.00
Class M1 Outstanding Interest Shortfall				0.00
Class M2 Outstanding Interest Shortfall				0.00

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2003-BC1
	October 25 2004
	************************************REVISED*************************************
Class B1 Outstanding Interest Shortfall		0.00
Class B2 Outstanding Interest Shortfall		0.00
Class X Outstanding Interest Shortfall		0.00

Net Rate Carryover Amount - Class A		0.00
Unpaid Net Rate Carryover Amount - Class A		0.00
Net Rate Carryover Amount - Class M1		0.00
Unpaid Net Rate Carryover Amount - Class M1		0.00
Net Rate Carryover Amount - Class M2		0.00
Unpaid Net Rate Carryover Amount - Class M2		0.00
Net Rate Carryover Amount - Class B1		0.00
Unpaid Net Rate Carryover Amount - Class B1		0.00
Net Rate Carryover Amount - Class B2		0.00
Unpaid Net Rate Carryover Amount - Class B2		0.00

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2003-BC1
	October 25 2004
************************************REVISED*************************************
Current Period Relief Act Interest Shortfalls		0.00
Class A Interest Accrual Relief Act Reduction		0.00
Class M1 Interest Accrual Relief Act Reduction		0.00
Class M2 Interest Accrual Relief Act Reduction		0.00
Class B1 Interest Accrual Relief Act Reduction		0.00
Class B2 Interest Accrual Relief Act Reduction		0.00
Total Class Interest Accrual Relief Act Reduction		0.00

Net Prepayment Interest Shortfalls		0.00
Class A Interest Accrual Net Prepayment Interest Shortfall Reduction		0.00
Class M1 Interest Accrual Net Prepayment Interest Shortfall Reduction		0.00
Class M2 Interest Accrual Net Prepayment Interest Shortfall Reduction		0.00
Class B1 Interest Accrual Net Prepayment Interest Shortfall Reduction		0.00
Class B2 Interest Accrual Net Prepayment Interest Shortfall Reduction		0.00
Total Class Interest Accrual Relief Act Reduction		0.00

Net Prepayment Interest Excess		0.00

Basis Risk Interest Shortfalls Paid		0.00
Class A Basis Risk Interest Shortfalls Paid		0.00
Class M1 Basis Risk Interest Shortfalls Paid		0.00
Class M2 Basis Risk Interest Shortfalls Paid		0.00
Class B1 Basis Risk Interest Shortfalls Paid		0.00
Class B2 Basis Risk Interest Shortfalls Paid		0.00

Total Basis Risk Interest Shortfalls Paid		0.00
Class A Basis Risk Interest Shortfalls Paid		0.00
Class M1 Basis Risk Interest Shortfalls Paid		0.00
Class M2 Basis Risk Interest Shortfalls Paid		0.00

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2003-BC1
	October 25 2004
	************************************REVISED*************************************
Class B1 Basis Risk Interest Shortfalls Paid		0.00
Class B2 Basis Risk Interest Shortfalls Paid		0.00

Sec. 5.06 Basis Reserve Fund
Beginning Balance		1,000.00
Proceeds from Permitted Investments		0.00
Deposits to the Basis Reserve Fund		0.00
Ending Balance		1,000.00

Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2003-BC1
	October252004
	************************************REVISED*************************************
Applicable Libor Rate		1.840000

(xiv) Has the Trigger Event Occurred		YES

Rolling 3 Month Prior Delinquency Percentage		40.2265%

Cummulative Realized Losses as a Percentage of Original Collateral Balance		2.199444%

Available Funds		2,966,191.06
Interest Remittance Amount		796,904.95
Principal Remittance Amount		2,169,286.11

Class X Distributable Amount		0.00